PRIMERGY MEMO

TO:       Joe Papa
FROM:     Richard Weininger
DATE:     July 23, 1997
RE:       Hospital surplus negotiations, etc.
------------------------------------------------------------

This memo is intended to confirm that Primergy and WellCare have been negotiating a change in the methodology for sharing hospital surpluses for 2-3 months with substantial accomplishment, but are presently without finalization.

In lieu of a sharing of hospital surpluses, WellCare has paid the Alliances (in the aggregate for all Alliances) $75,000 per month for April, May and June 1997. The payments for July, August and September 1997 will be $100,000 per month payable on the 20th of the month.

Furthermore, Primergy has agreed to a 12% reduction in the Medicaid cap (in the aggregate for all Alliances) effective August 1, 1997 and assumption of 12% of the "retroactive premium reduction" from October 1, 1996.

Furthermore, WellCare has agreed to contract with Primergy for the Medicare risk book of business in the Alliance territories as of January 1, 1998. Capitation rates have yet to be determined.

SHOULD THE PRESENT NEGOTIATIONS NOT BE BROUGHT TO SUCCESSFUL
CLOSURE, THE ABOVE TERMS WILL BE REPLACE BY THE WELLCARE-ALLIANCE
CONTRACT TERMS IN PLACE PRIOR TO THESE NEGOTIATIONS.